UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)

2000 Purchase Street Purchase, New York (Address of principal executive offices)		10577 (Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 25, 2008, MasterCard Incorporated (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to, among other things, report under Item 5.02 that on January 22, 2008, the Board of Directors of the Company elected José Octavio Reyes Lagunes as a Class A director and elected Silvio Barzi as a Class M director, or one of three directors elected by financial institutions that are holders of the Company’s Class M common stock. The Original Report is hereby amended pursuant to Instruction 2 to Item 5.02 of Form 8-K to provide the information set forth herein, which was not determined or was unavailable at the time of the Original Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2008, the Board of Directors appointed Mr. Reyes to the Human Resources and Compensation Committee of the Board of Directors, effective immediately. Also on April 8, 2008, the Board of Directors appointed Mr. Barzi to the Audit Committee of the Company, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: April 11, 2008	By:	/s/ Noah J. Hanft
Noah J. Hanft General Counsel and Corporate Secretary